UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

TechTarget, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton, MA		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 per value per share	TTGT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Auditor Change from BDO USA, LLP to Stowe & Degon, LLC

The Audit Committee of the Board of Directors (“Audit Committee”) of TechTarget, Inc. (“Company”) performed a competitive review process to evaluate and select a firm as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. On June 12, 2019, the Audit Committee dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm and also approved the appointment of Stowe & Degon, LLC (“Stowe”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2019. Stowe was formally engaged June 12, 2019.

BDO’s reports on the Company’s financial statements for the fiscal years ended December 31, 2018 and December 31, 2017 contained no adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2018 and December 31, 2017, and the subsequent period through June 12, 2019, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in BDO’s reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that BDO furnish it with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) stating whether or not BDO agrees with the above disclosures and, if not, stating the respects in which BDO does not agree. A copy of BDO’s letter to the SEC, dated June 17, 2019, is filed herewith as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2018 and December 31, 2017, and the interim period through June 12, 2019, the Company did not consult with Stowe regarding: (i) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Stowe concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 12, 2019 (the “Annual Meeting”) at its corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466. Of the 27,595,866 shares of the Company’s Common Stock issued and outstanding as of the close of business on April 18, 2019 (the “Record Date”), 19,625,144 shares (or approximately 71.12%) of Common Stock were present or represented by proxy. At the Annual Meeting, the Company’s stockholders voted to elect two Class III Directors, each to serve for a three-year term from the date of his election and until such Director’s successor is elected or until such Director’s earlier resignation or removal. Leonard P. Forman and Greg Strakosch were each elected as Class III Directors with the following vote:

	For	Withheld	Broker Non-Votes

Leonard P. Forman	15,257,373	4,367,771	0

Greg Strakosch	18,346,121	1,279,023	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from BDO USA, LLP dated June 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TechTarget, Inc.

Date: June 17, 2019	By:	/s/ Charles D. Rennick
Charles D. Rennick
Vice President & General Counsel